SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 26, 2007

TRULITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51696	20-1372858
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 HOUSTON CENTER
1401 McKINNEY STREET, SUITE 900
HOUSTON, TX 77010-4035
(Address of principal executive offices including Zip Code)

                    (713) 888-0660
(Registrant’s telephone number, including area code)

                            N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 26, 2007, Trulite, Inc. (the “Company”) pursuant to the terms of a Note and Warrant Purchase Agreement dated June 26, 2007 (the “Purchase Agreement”), sold a total of 6.66 units (“Units”), each Unit comprising (i) a convertible promissory note (a “Note”), in the original principal amount of $75,000, and (ii) a warrant (a “Warrant”), to purchase 100,000 shares of the Company’s common stock, $0.0001 par value (“Common Stock”) at a price of $1.00 per share. The Company sold a total of $500,000 in principal amount of Notes and Warrants to purchase a total of 666,666 shares of Common Stock. Parties to the Purchase Agreement other than the Company were the purchasers of the Units.

Each Note bears interest at a rate of 15% per annum. Principal and accrued but unpaid interest on each Note are payable in full in June 26, 2008. Amounts outstanding under each Note may be prepaid without penalty. The unpaid principal balance due under each Note, together with any accrued but unpaid interest, may be converted into unregistered shares of Common Stock at a conversion price of $0.75 per share, subject to adjustment as provided in the Note.

Each Warrant is exercisable until June 26, 2010, at an exercise price of $1.00 per share, subject to adjustment as provide in the Warrant and has a cashless exercise feature.

The Notes and Warrants each provide for full ratchet anti-dilution protection.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

(a)
As described under Item 1.01 above, on June 26, 2007, the Company issued $500,000 in principal amount of Notes. See Item 1.01 for a description of such Notes.

Item 3.02. Unregistered Sales of Equity Securities.

As described under Item 1.01 above, on June 26, 2007, the Company sold 6.66 Units. See Item 1.01 for a description of the Units, and the Notes and Warrants comprising the Units.

The Units sold were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act. Jelco, LLC provided services to the Company in connection with the consummation of the transactions contemplated by the Purchase Agreement, including providing advice regarding the terms of the Notes and Warrants and identifying potential investors. As compensation for such services, the Company has agreed to issue to Jelco 100,000 shares of Common Stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.74	Form of Convertible Promissory Note

10.75	Form of Warrant

10.76	Note and Warrant Purchase Agreement dated June 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULITE, INC. (Registrant)

Dated: June 29, 2007	By:	/s/ Jonathan H. Godshall
Name: Jonathan H. Godshall
Title: President